SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Definitive Information Statement

Fidelity Rutland Square Trust II
(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of this Information Statement

The Letter to Shareholders and the Information Statement are available at www.proxyvote.com/proxy.

FIDELITY STRATEGIC ADVISERS SMALL CAP PORTFOLIOSM
A SERIES OF
FIDELITY RUTLAND SQUARE TRUST II

82 Devonshire Street, Boston, Massachusetts 02109
1-877-208-0098

INFORMATION STATEMENT

To the Shareholders of the above Fund:

This Information Statement is being provided to the Shareholders of Fidelity Strategic Advisers Small Cap PortfolioSM (the Fund) to provide information about an action to be taken by Strategic Advisers®, Inc. and certain of its affiliates (Strategic Advisers), who together are the majority shareholder of the Fund. On or about October 13, 2009, Strategic Advisers will, by written consent in lieu of a special meeting of Shareholders, approve the liquidation of the Fund (Liquidation) pursuant to a plan of liquidation and dissolution (Liquidation Plan).

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Board of Trustees has fixed the close of business on August 17, 2009 as the record date for the determination of the Shareholders of the Fund entitled to receive this Information Statement. This Information Statement will be mailed on or about September 16, 2009.

By order of the Board of Trustees,
STEPHEN D. FISHER Secretary

September 16, 2009

This Page is Intentionally Left Blank

INFORMATION STATEMENT

FIDELITY STRATEGIC ADVISERS SMALL CAP PORTFOLIOSM
A SERIES OF
FIDELITY RUTLAND SQUARE TRUST II

82 DEVONSHIRE STREET, BOSTON MA 02109

This Information Statement is furnished in connection with an action to be taken by Strategic Advisers, Inc. and certain of its affiliates (Strategic Advisers) on or about October 13, 2009 to approve the liquidation (Liquidation) of the Fidelity Strategic Advisers Small Cap Portfolio (the Fund) pursuant to a plan of liquidation and dissolution (Liquidation Plan). Liquidation of the Fund requires the affirmative vote of a majority of the shares of the Fund. Because Strategic Advisers owns a majority of the shares of the Fund, as shown below, and will approve and consent in writing to the Liquidation, a proxy solicitation and meeting of shareholders are not required.

Expenses incurred in connection with preparing this Information Statement and its enclosures will be borne by Strategic Advisers, Inc., Fidelity Investments Life Insurance Company (FILI) and Empire Fidelity Investments Life Insurance Company (EFILI). Strategic Advisers, Inc., FILI and EFILI will reimburse brokerage firms, insurance companies and others for their reasonable expenses in forwarding the Information Statement to Contract Holders (defined below). However, the Fund will bear the transaction costs (e.g., commissions) associated with the liquidation of the Fund's securities.

The Fund is an insurance-dedicated fund that is offered through FILI and EFILI (together, the Companies). As of the date of this Information Statement, the Fund issues and sells its shares to the Companies. The Companies hold their shares in separate accounts (Separate Accounts) established to fund benefits under variable annuity contracts (Contracts) and variable life insurance policies issued by the Companies. Holders of the Contracts (Contract Holders) have an indirect beneficial interest in the Fund. This Information Statement is being delivered to Contract Holders who have an indirect beneficial interest in the Fund at the close of business on August 17, 2009. As of the close of business on April 30, 2009, shares of the Fund have no longer been available for purchase except for automatic reinvestment of dividends and capital gains.

Shares of each class of the Fund issued and outstanding as of July 31, 2009 are indicated in the following table:

Number of Shares
Fidelity Strategic Advisers Small Cap Portfolio
Initial Class	1,733,715
Investor Class	1,998,545

As of July 31, 2009 , the Trustees and officers of the Trust owned, in the aggregate, less than 1% of the outstanding voting securities of each class of the Fund.

To the knowledge of the Trust, substantial (5% or more) record and/or beneficial ownership of each class of the Fund on July 31, 2009 was as follows. Each record and/or beneficial owner listed here is an affiliate of Strategic Advisers, Inc.:

Fund/Class Name	Owner Name	City	State	Ownership %
Fidelity Strategic Advisers Small Cap Portfolio: Initial Class	Fidelity Investments	Boston	MA	58.58%
Fidelity Strategic Advisers Small Cap Portfolio: Initial Class	Fidelity Investments Life Insurance	Boston	MA	38.78%
Fidelity Strategic Advisers Small Cap Portfolio: Investor Class	Fidelity Investments	Boston	MA	50.18%
Fidelity Strategic Advisers Small Cap Portfolio: Investor Class	Fidelity Investments Life Insurance	Boston	MA	44.39%
Fidelity Strategic Advisers Small Cap Portfolio: Investor Class	Empire Fidelity Investments Life Ins. Co.	Boston	MA	5.41%

FILI may be deemed to be a control person of the Fund by virtue of record ownership of more than 25% of the outstanding voting securities of the Fund through Separate Accounts as of July 31, 2009.

To the knowledge of the Trust, each Contract Holder beneficially owned less than 5% of the outstanding shares of each class of the Fund as of July 31, 2009.

The principal business address of Strategic Advisers, Inc., the Fund's investment adviser, and Fidelity Management & Research Company (FMR), the Fund's administrator, is 245 Summer Street, Boston, Massachusetts, 02110. The principal business address of Fidelity Distributors Corporation (FDC), the Fund's principal underwriter and distribution agent, is 82 Devonshire Street, Boston, Massachusetts, 02109. OppenheimerFunds, Inc., at Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10281-1008, serves as a sub-adviser for the Fund.

For a free copy of the Fund's annual report for the fiscal year ended December 31, 2008 call 1-877-208-0098 or write to FDC at 82 Devonshire Street, Boston, Massachusetts 02109.

Liquidation of the Fund

The Board of Trustees of the Trust, including those trustees who are not interested persons of the Trust as defined in the Investment Company Act of 1940, as amended, (the Independent Trustees), pursuant to a recommendation from management, approved the Liquidation Plan providing for the liquidation and distribution of the Fund's assets. A copy of the Liquidation Plan, which provides for liquidation of substantially all assets of the Fund, is attached to this Information Statement as Attachment A. The Board of Trustees also approved the submission of the Liquidation Plan to the Fund's Shareholders for approval. As Strategic Advisers has authority and power to vote a majority of the shares of the Fund, on or about October 13, 2009 Strategic Advisers will, by written consent in lieu of a special meeting of Shareholders, approve the Liquidation of the Fund.

The Fund commenced operations in April 2007. Since inception, the Fund has failed to garner sufficient assets to reach an economical scale. For example, as of June 30, 2009, the Fund had approximately $23.7 million in assets, of which approximately $12.6 million was the value of the initial seed money contributed by Strategic Advisers. Management does not anticipate that the Fund will be able to attract sufficient additional assets in the foreseeable future to maintain the viability of the Fund, nor does management anticipate offering the Fund through new insurance products. Furthermore, management believes that maintaining the Fund at its current asset level would not be beneficial in the long term to Contract Holders. For instance, the small asset base of the Fund makes it difficult for the Fund to take large positions in potentially attractive investment opportunities. Consequently, management determined that action should be taken to address the small asset size of the Fund.

In evaluating options for the Fund, management considered merger and similar transaction options. However, management determined that the costs would be significant in light of the small asset size of the Fund. Accordingly, management recommended to the Board of Trustees that the Liquidation of the Fund is the most favorable course of action.

On August 3, 2009, the Board of Trustees determined that the Liquidation is in the best interests of the Fund and its Shareholders. The Board considered materials presented to the Board at both its April and June 2009 meetings regarding the limited size and asset growth of the Fund, including a memorandum from management discussing its rationale for proposing the Liquidation Plan for the Fund. After consideration of these matters and all other factors and information it considered relevant, the Board of Trustees, including all of the Independent Trustees, unanimously approved the Liquidation.

After the Liquidation Plan is approved by Strategic Advisers, the Liquidation will be effected approximately 15 days after such approval (the Effective Date). As soon as practicable after the Effective Date (the Liquidation Date), the Fund will be liquidated in accordance with the terms of the Liquidation Plan. Consistent with the Liquidation Plan, substantially all portfolio securities of the Fund not already converted to cash or cash equivalents will be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve reasonable amounts in the Fund's custody account to pay) all known liabilities of the Fund incurred or expected to be incurred prior to the date of the final liquidating distributions. After payment (or reserving of reasonable amounts in the Fund's custody account for payment) of all known liabilities, the Fund shall calculate final liquidating distributions with respect to its shares and distribute such net liquidation proceeds, in the form of cash or portfolio securities or both, to all remaining Contract Holders in the manner set forth in the Liquidation Plan.

Prior to the Liquidation, Contract Holders will be provided an opportunity to transfer their assets to other available portfolios. In the event that a Contract Holder has not elected to move its Contract value to a new investment option prior to the Liquidation Date, upon the Liquidation, said Contract value will be reinvested into the corresponding class of the default investment option, the Fidelity VIP Money Market Portfolio. Certain information about the Fidelity VIP Money Market Portfolio is available in Attachment B. For more information about the Fidelity VIP Money Market Portfolio and for a free copy of its most recent prospectus, statement of additional information or annual report, please call 1-877-208-0098 or write to FDC at 82 Devonshire Street, Boston, Massachusetts 02109.

After the Liquidation of the Fund, Contract Holders will be provided notice about this reinvestment and will be informed that they may request the transfer of their Contract value out of the default investment option. Such transfers made within 60 days of the Liquidation Date will be free of any applicable transfer restrictions.

Liquidation of the Fund will not result in any tax implications for the Fund or the Contract Holders. However, withdrawals of Contract value by a Contract Holder may have adverse tax consequences and all Contract Holders should consult a tax adviser before making such withdrawals.

Concurrent with this Information Statement, FILI and EFILI have filed a substitution application for the Fund (the Application) with the Securities and Exchange Commission (SEC). If granted, the Application would allow the Liquidation of the Fund pursuant to the Liquidation Plan and substitution of the Fund with the Fidelity VIP Money Market Portfolio. If the SEC approves the Application, a Shareholder vote will not be required to liquidate the Fund. However, the Board of Trustees has approved the pursuit of Shareholder approval of the Liquidation because the Liquidation can be effected more rapidly and more efficiently if approved by Shareholders rather than waiting for the Application to be approved by the SEC.

NOTICE TO INSURANCE COMPANIES

Please advise the Trust, in care of Client Services at 1-877-208-0098, whether other persons are beneficial owners of shares and, if so, the number of copies of the Information Statement and the Annual Report you wish to receive in order to supply copies to the Contract Holders of the respective shares.

Attachment A

FORM OF
PLAN OF LIQUIDATION AND DISSOLUTION
OF
FIDELITY STRATEGIC ADVISERS SMALL CAP PORTFOLIO

This Plan of Liquidation and Dissolution (the "Plan"), dated as of ______, 2009, is adopted by Fidelity Rutland Square Trust II (the "Trust"), a Delaware statutory trust, on behalf of Fidelity Strategic Advisers Small Cap Portfolio (the "Fund"), a separate series of the Trust operating as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), in order to accomplish the Fund's complete liquidation, dissolution and termination in conformity with the Trust Instrument and Bylaws of the Trust and in accordance with Delaware law.

WHEREAS, the Trust Instrument provides that the Board of Trustees may terminate a series of the Trust;

WHEREAS, at a meeting held on June 4, 2009, the Board of Trustees authorized the liquidation of the Fund subject to approval of a substitution application by the Securities and Exchange Commission (the "SEC"); and

WHEREAS, at said meeting, the Board of Trustees adopted this Plan and approved its terms, all to provide for the orderly dissolution, liquidation and termination of the Fund;

WHEREAS, by unanimous written consent in lieu of a meeting, dated August 3, 2009, the Board of Trustees authorized submitting the proposal to liquidate the Fund to shareholders of the Fund;

NOW, THEREFORE, the liquidation, dissolution and termination of the Fund shall be carried out in the manner set forth herein:

1. Effective Date of Plan. The Plan shall be effective upon its execution by a duly authorized officer of the Trust on behalf of the Fund, or on such other date as the Board of Trustees, in its sole discretion, may determine (the "Effective Date").

2. Winding Up of Business. Commencing on the Effective Date, the Fund shall wind up its business and affairs and, as soon as practicable, distribute its net assets to shareholders in accordance with the provisions of the Plan after payment to (or reservation of assets for payment to) the Fund's creditors.

3. Liquidation of Assets. As soon as practicable after the Effective Date and consistent with the terms of the Plan, the Fund, to the extent it has not already done so, shall liquidate its assets to cash or cash equivalents, other than those portfolio securities which the Fund intends to transfer to the Fidelity VIP Money Market Portfolio, as described below.

4. Payment of Liabilities. As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve reasonable amounts in the Fund's custody account to pay) all known liabilities of the Fund incurred or expected to be incurred prior to the date of the final liquidating distributions described in Section 5 hereof.

5. Final Liquidating Distributions. As soon as practicable after the liquidation of assets pursuant to paragraph 3 hereof and the payment of (or the reservation of reasonable amounts for the payment of) known liabilities, the Fund shall calculate final liquidating distributions with respect to its shares and distribute such net liquidation proceeds, in the form of cash or portfolio securities or both, to all remaining shareholders in the manner provided below. The date determined by the Fund for the calculation of such final liquidating distributions is hereinafter referred to as the "Liquidation Date."

(a) Each shareholder of record as shown on the books of the Fund as of the close of business on the Liquidation Date shall be entitled to receive an amount in cash, portfolio securities or both equal in value to the aggregate net asset value of the full and fractional shares of the Fund that such shareholder owns as of the close of business on the Liquidation Date (the "Liquidation Distribution"). Each such Liquidation Distribution shall be calculated using the net asset value per share determined as of the close of business on the Liquidation Date in accordance with the Fund's most recent prospectus and statement of additional information and shall immediately be allocated to the Fidelity VIP Money Market Portfolio.

(b) Liquidation Distributions shall be subject to any applicable withholding fees or taxes.

(c) Liquidation Distributions shall be in complete redemption and cancellation of all of the Fund's outstanding shares.

6. Termination of the Fund. As soon as practicable after the completion of the Liquidation Distributions, the Fund shall be terminated pursuant to the terms of the Plan, the Trust Instrument and Bylaws, and any applicable provisions of Delaware law.

7. Expenses of Liquidation and Termination. Strategic Advisers, Inc., Fidelity Investments Life Insurance Company (FILI) and Empire Fidelity Investments Life Insurance Company (EFILI) will bear all expenses incurred by the Fund in connection with the implementation of the Plan, other than transaction costs associated with the liquidation of the Fund's portfolio.

8. Authorization of Trustees and Fund Officers. The Board of Trustees and, subject to the general direction of the Board, the Fund's officers, shall have the authority, in the name and on behalf of the Fund, to make, execute and deliver such other agreements, conveyances, assignments, certificates, and filings and to take such further actions as it or they may deem necessary or desirable in order to carry out the Plan and to conduct and complete the winding-up of the business and affairs of the Fund, including the preparation and filing of all tax returns as well as any other forms or documents that may be required by the provisions of the Internal Revenue Code of 1986, as amended, the 1940 Act, applicable Delaware law, or any other applicable state or federal law.

9. Amendment and Termination of the Plan. Except as otherwise provided by the Trust Instrument and Bylaws, or by applicable law, the Board of Trustees shall have the authority to authorize such variations from or amendments to the provisions of the Plan as it may deem necessary or appropriate to effect the liquidation, dissolution and termination of the Fund and the distribution of the Fund's net assets to the Fund's shareholders.

10. Governing Law. This Plan shall be subject to and construed consistently with the Trust Instrument and Bylaws and otherwise shall be governed by and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Plan of Liquidation and Dissolution as of the date set forth above.

Fidelity Rutland Square Trust II,
on behalf of Fidelity Strategic Advisers Small Cap Portfolio

By: _______________________________

Name:
Title:

Strategic Advisers, Inc.

By: ______________________________

Name:
Title:

Attachment B

Fidelity VIP Money Market Portfolio Overview - Contract Holders should carefully review the prospectus for the Fidelity VIP Money Market Portfolio. For more information about the Portfolio and for a free copy its most recent prospectus, statement of additional information or annual report, please call 1-877-208-0098 or write to FDC at 82 Devonshire Street, Boston, Massachusetts 02109. The Portfolio's investment adviser is Fidelity Management & Research Company (FMR).

Investment Objective

  VIP Money Market Portfolio seeks as high a level of current income as is consistent with preservation of capital and liquidity.

Principal Investment Strategies

  Investing in U.S. dollar-denominated money market securities of domestic and foreign issuers and repurchase agreements.
  Potentially entering into reverse repurchase agreements.
  Investing more than 25% of total assets in the financial services industries.
  Investing in compliance with industry-standard regulatory requirements for money market funds for the quality, maturity, and diversification of investments.

Principal Investment Risks

  Interest Rate Changes. Interest rate increases can cause the price of a money market security to decrease.
  Foreign Exposure. Entities located in foreign countries can be affected by adverse political, regulatory, market, or economic developments in those countries.
  Financial Services Exposure. Changes in government regulation and interest rates and economic downturns can have a significant negative effect on issuers in the financial services sector.
  Issuer-Specific Changes. A decline in the credit quality of an issuer or a provider of credit support or a maturity-shortening structure for a security can cause the price of a money market security to decrease.

An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the fund seeks to preserve the value of a shareholder's investment at $1.00 per share, it is possible to lose money by investing in the fund.

Annual operating expenses (paid from class assets)

Initial Class

Investor Class

Management fee	0.19%	0.19%
Distribution and/or Service (12b-1) fees	None	None
Other expenses	0.10%	0.13%
Total annual class operating expensesA	0.29%	0.32%

A FMR has voluntarily agreed to reimburse Initial Class and Investor Class of the fund to the extent that total operating expenses (excluding interest, taxes, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any), as a percentage of their respective average net assets, exceed the following rates:

Initial Class

Effective Date

Investor Class

Effective Date

VIP Money Market	0.40%	2/1/05	0.43%	2/1/08

These arrangements may be discontinued by FMR at any time.

Fidelity and Strategic Advisers are registered trademarks of FMR LLC.

Fidelity Strategic Advisers Small Cap Portfolio is a service mark of FMR LLC.

The third party marks appearing above are the marks of their respective owners.

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